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                                                                    EXHIBIT 32.1

       STATEMENT OF CHIEF EXECUTIVE OFFICER UNDER 18 U.S.C. Section 1350

I, Sehat Sutardja, Ph.D., the chief executive officer of Marvell Technology Group Ltd. (the "Company"), certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to the best of my knowledge,

      (i) the Quarterly Report of the Company on Form 10-Q for the fiscal quarter ended July 31, 2004 (the "Report"), fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and

      (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                           /s/  Sehat Sutardja, Ph.D.
                                           -------------------------------------
                                           Sehat Sutardja, Ph.D.
                                           Chairman of the Board,
                                           President and Chief Executive Officer

                                           Date: September 9, 2004